RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
1100 LOUISIANA
SUITE 3800
HOUSTON, TEXAS  77002-5218
TELEPHONE (713) 651-9191
FAX (713) 651-0849

EXHIBIT 23.0

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the inclusion in this Annual Report on Form 10-K prepared by U.S. Energy Corp. (the “Company”) for the year ending December 31, 2009, and to the incorporation by reference for the year ending December 31, 2008, of our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2008 and 2009.  We further consent to references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited).”

We also consent to the incorporation by reference of information from our reports in the Registration Statements on Form S-3 (Nos. 333-162607, 333-151637, 33-137139, 333-134800, and 333-124277) and Form S-8 (Nos. 333-108979 and 33-74154).

\s\ Ryder Scott Company

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 12, 2010